SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2008

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Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina	28621-3404
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (336) 526-6300
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This document contains 2 pages, plus exhibit

Item 2.02.  Disclosure of Results of Operations and Financial Condition

Yadkin Valley Financial Corporation, (the “Company”) Elkin, NC  (NASDAQ:  YAVY – news), the holding company for Yadkin Valley Bank and Trust Company (the “Bank”), reports earnings of $3.93 million for the quarter ended December 31, 2007, an increase of 3.2% as compared with earnings of $3.81 million for the same quarter of 2006.  Diluted earnings per share (“EPS”) were $0.37 and $0.35 for the quarters ended December 31, 2007 and 2006, respectively, an increase of 5.7%.  Return on equity (“ROE”) was 11.7% for the quarter ended December 31, 2007, down from 12.3% for the quarter ended December 31, 2006, and return on tangible equity (“ROTE”) decreased to 16.2% from 17.7% over the same periods.

Item 9.01(d): Exhibits

Exhibit 99:	Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation

By:	\s\Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

Date:	February 26, 2008